Exhibit 31.1

                          RULE 13a-14(a) CERTIFICATION

I, Nick DeMare, certify that:

1.       I have reviewed this quarterly report on Form 10-QSB of Global Energy
Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the small business issuer as of, and for, the periods presented in this report.

Note: The remainder of the Rule 13a-14(a) certification has been removed in accordance with Question 3 and Question 4 of the Securities and Exchange Commission's Sarbanes-Oxley Act of 2002 - Frequently Asked Questions.


Date:   April 14, 2004              /s/  Nick DeMare
                                    --------------------------------------------
                                    Nick DeMare,
                                    President (Principal Executive Officer),
                                    Secretary and Treasurer (Principal Financial
                                    Officer)